                                                                    Exhibit 10.4

                               SIXTH AMENDMENT TO
                                CREDIT AGREEMENT

         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT ("Sixth Amendment") dated as of July 15, 1999 is by and among BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation, (hereinafter, together with its successors in title and assigns called "Borrower" or "Baldwin"), THE FIFTH THIRD BANK, an Ohio banking corporation, as Agent (in such capacity, the "Agent"), THE FIFTH THIRD BANK ("Fifth Third"), as a Lender, and BANK ONE, INDIANA, N.A., formerly known as NBD BANK, N.A., a national banking association, ("Bank One") as a Lender, (Fifth Third and Bank One are hereinafter collectively the "Lenders" and each individually a "Lender").

                              PRELIMINARY STATEMENT

         WHEREAS, Borrower, Agent and Lenders have entered into a Credit Agreement dated as of October 16, 1997, as amended by a First Amendment dated as of October 16, 1997, a Second Amendment dated as of April 27, 1998, a Third Amendment dated June 19, 1998, a Fourth Amendment dated September 21, 1998, and a Fifth Amendment dated January 29, 1999 (collectively, the "Credit Agreement"); and

         WHEREAS, Borrower has requested Agent and Lenders to make various revisions to the Credit Agreement as set forth herein; and

         WHEREAS, Borrower, Agent and Lenders now wish to amend the Credit Agreement in accordance with the terms and provisions hereof;

         NOW, THEREFORE, the parties hereto agree to supplement and amend the Credit Agreement upon such terms and conditions as follows:

         1. Capitalized Terms. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless the context hereof requires otherwise. Any definitions as capitalized terms set forth herein shall be deemed incorporated into the Credit Agreement as amended by this Sixth Amendment.

         2. Definitions.

         (a) Section 1.2 of the Credit Agreement is hereby amended to add the following definitions to read in their entirety as follows:

                  "Applicable Margin" shall initially mean 2.00%; provided that upon the completion of Borrower's next fiscal quarter after the Sixth Amendment Closing Date, the Applicable

         Margin shall mean the amount set forth below, as a percentage, to be added to the LIBOR Rate, and used in calculating the Interest Rate at any time:

         ===========================================================================================
                           MARGIN RATIO                               APPLICABLE MARGIN
         -------------------------------------------------------------------------------------------
                        Less than 1.0 to 1                                  2.00%
         -------------------------------------------------------------------------------------------
              Greater than or equal to 1.0 to 1, but                        1.75%
                        less than 1.5 to 1
         -------------------------------------------------------------------------------------------
                 Greater than or equal to 1.5 to 1                          1.50%
         ===========================================================================================

         The determination of Applicable Margin hereunder as of any Interest Adjustment Date shall be based on unaudited quarterly financial statements and compliance certificates required to be delivered pursuant to Section 10.3(a)(iii) hereof, provided, that in the event of any discrepancy between computations based upon any compliance certificates and the related audited financial statements furnished pursuant to Section 10.3(a)(i), the computation based upon the audited financial statements shall govern (retroactive to the most recent Interest Adjustment Date). In the event of a retroactive correction of the determinations of the Applicable Margin in favor of the Lenders, the amount of interest thereby overdue and payable by the Borrower shall be paid to the Lenders within five (5) days after the date of such retroactive correction. Upon any upward adjustment of the Applicable Margin, there shall be no downward adjustment of the Applicable Margin until the first day of the first month after the Margin Ratio shall have been less than or equal to the Margin Ratio which would result in such downward adjustment as of the end of a subsequent fiscal quarter. No downward adjustment of the Applicable Margin shall occur if, at the time such downward adjustment would otherwise be made, there shall exist any Default or Event of Default, provided, that such downward adjustment shall be made on the first day of the first month after the date on which any Default or Event of Default shall have been waived or cease to exist.

                  "Capital Lease" means any lease of property which has been or is required to be capitalized on a Borrower's financial statements in accordance with GAAP.

                  "Contingent Obligation" means any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness, lease, dividend, letter of credit, banker's acceptance or other obligation of another if the primary purpose or intent thereof in incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ii) any liability for the obligations of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (B) to maintain the solvency of any balance sheet item, level of income or financial condition of another, or (C) to make take-or-pay, pay-or-play or similar payments if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (A), (B) or (C) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported."Debt" shall have the meaning set forth in Section .

                  "Conway Closure" means the suspension of Borrower's business operations at and the transfer of all of borrowers assets from the facility located at Highway 365 & 286 Sturgis Road, Conway, Arkansas 72033-0309.

                  "EBITDA" for any period shall mean without duplication, (i) Net Income; plus (ii) for such period any Interest Expense deducted in the determination of Net Income; plus (iii) any income and franchise taxes paid in cash and included in the determination of Net Income; plus (iv) amortization and depreciation deducted in determining Net Income for such period; minus (v) the sum for such period of interest income, extraordinary non-cash gains, gains from sales of assets (other than sales of inventory in the ordinary course of business) and unrealized losses from changes in currency; plus (vi) extraordinary non-cash losses; plus (vii) any one time cash charges incurred relative to the Conway Closure in an aggregate amount not to exceed $1,500,000.00, provided that such charge is recognized in the month(s) incurred.

                  "Fixed Charges" means, for any period, the following, each calculated for such period, without duplication: (i) Interest Expense paid on accrual; plus (ii) any income and franchise taxes paid in cash; plus (iii) scheduled payments of principal with respect to all Indebtedness for Borrowed Money of Borrower including the principal component of any cash payments made on any Capital Lease.

                  "Indebtedness for Borrowed Money" means at any particular time, all Indebtedness (i) in respect of any money borrowed; (ii) under or in respect of any Contingent Obligation (whether direct or indirect) of any money borrowed; (iii) evidenced by any loan or credit agreement, promissory note, debenture, bond, guaranty or other similar written obligation to pay money; or (iv) Capital Lease obligations.

                  " Interest Expense" means, for any period, the total amount of all charges for the use of funds (whether characterized as interest, debt service or otherwise) payable during such period with respect to all Indebtedness of a Borrower for such period including the amortization of debt discounts and the amortization of all fees payable in connection with the incurrence of such Indebtedness.

                  "Interest Adjustment Date" means the first day of the first month after the date on which each of the Quarterly Compliance Certificates (together with monthly unaudited financial statements for each month during such quarter) are required to be delivered under
         Section 10.1(k)(iii) with respect to the most recent quarter.

                  "Interest Rate" means the rate of interest per annum equal to the LIBOR Rate plus the Applicable Margin.

                  "Juarez Sale" means the sale of Borrower's real property located in Fabricantes Tecnicos, S.A. Juarez, Mexico.

                  "Margin Ratio" means the ratio of EBITDA to Fixed Charges, as calculated in Section 10.3(a)(iv) hereof.

                  " Net Income" means, for any period, the aggregate of the net income (or net loss) of a Borrower for such period, determined in accordance with GAAP, but excluding, without duplication: (i) the income of any Person in which a Borrower has an ownership interest, unless received by such Borrower in a cash distribution; (ii) any after-tax gains or losses attributable to dispositions of assets; (iii) the income of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and (iv) any after-tax extraordinary non-cash gains or extraordinary non-cash losses.


         3. Exhibits. The following Exhibits to the Credit Agreement are hereby amended in their entirety to read as the corresponding Exhibits to this Sixth
Amendment:

         (a) Exhibit C    Form of Borrowing Base Certificate;
         (b) Exhibit D    Form of Fourth Amended and Restated Revolving
                          Promissory Note
         (c) Exhibit H    Form of Quarterly Covenant Certificate;
         (d) Exhibit I    Form of Monthly Compliance Certificate.

         4. Section 3.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Section 3.1. Total Credit Facility. In consideration of Baldwin's payment and performance of its Obligations and subject to the terms and conditions contained in this Credit Agreement, the Lenders agree to provide, and Baldwin agrees to accept, (i) until

         December 31, 1999, an aggregate credit facility of up to Forty Million and 00/100 Dollars ($40,000,000.00), provided, that, from and after the closing of the Juarez Sale, up to Thirty-Five Million and 00/100 ($35,000,000.00), and (ii) after December 31, 1999, an aggregate credit facility of up to Thirty Million and 00/100 Dollars ($30,000,000.00) (the "Total Credit"), subject to the terms and conditions hereof (the "Credit Facility"). No Loans need be made by the Lenders if Baldwin is in Default or if there exists any Unmatured Default. This is an agreement regarding the extension of credit, and not the provision of goods or services."

         5. Eligible Accounts and Eligible Inventory. Section 3.2(a)(i) and
Section 3.2(a)(ii) of the Credit Agreement are hereby amended to in their entirety to read as follows:

                           "(i) Eligible Accounts. On receipt of each Borrowing
                  Base Certificate, in the form of Exhibit C, together with such supporting information as Agent may require from time to time (the "Borrowing Base Certificate"), Agent will credit Baldwin with the lesser of: (i) eighty-five percent (85%) until September 30, 1999, and eighty percent (80%) from and after September 30, 1999, of the net amount of the Eligible Accounts which are, absent error or other discrepancy, listed in such Borrowing Base Certificate ("Eligible Account Availability"); and (ii) Fifteen Million and 00/100 Dollars ($15,000,000.00). For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts (which may, at Agent's option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time.

                           (ii) Eligible Inventory. On receipt of each Borrowing
                  Base Certificate, Agent will credit Baldwin with the lesser of: (i) seventy-five percent (75%) until September 30, 1999, and sixty-five percent (65%) from and after September 30, 1999, of the Value of Eligible Inventory which is, absent error or other discrepancy, listed in such Borrowing Base Certificate, and (ii) Thirty Million Dollars and 00/100 Dollars ($30,000,000.00)."

         6. Interest; Calculation of Charges; Fees; Loans. Section 3.5(a)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "(i) Interest. Baldwin hereby agrees to pay interest
                  to Agent for the benefit of the Lenders, on the average daily loan balance owed under Baldwin's Loans interest at the annual rate equal to the Interest Rate. Any change in the Applicable Margin shall become effective in accordance with the definition of Applicable Margin. Interest on Loans prior to maturity shall be payable monthly and at maturity.

         7. Financial Covenants. Section 10.3(a) of the Credit Agreement is hereby amended as follows:

         (a) Section 10.3(a)(i) is hereby amended to read in its entirety as follows:

                  "(i) a Tangible Net Worth in the combined amount of not less than Forty Million and 00/100 Dollars ($40,000,000.00) prior to the Juarez Sale, and thereafter not less than Forty-Five Million and 00/100 Dollars ($45,000,000.00).

         (b) Section 10.3(a)(ii) is hereby amended to read in its entirety as follows:

                  "(ii) a ratio of Debt to Tangible Net Worth of not more than one and one-half to one (1.5 to 1).

         (c) The following clause is added as Section 10.3(a)(iv) to read in its entirety as follows:

                  "(iv) a ratio of EBITDA to Fixed Charges, calculated on a four
         (4) quarter rolling basis, greater than the amount set forth below opposite the applicable time period.

                  ===========================================================================================
                                                                             Minimum Ratio of
                         Four (4) Quarter Period Ending                  EBITDA to Fixed Charges
                  -------------------------------------------------------------------------------------------
                                 June 30, 1999                                     .75:1
                  -------------------------------------------------------------------------------------------
                               September 30, 1999                                .95 to 1
                  -------------------------------------------------------------------------------------------
                        December 31, 1999 and thereafter                         1.50 to 1
                  ===========================================================================================


         8. Reaffirmation of Covenants, Warranties and Representations. Borrower hereby agrees and covenants that all representations and warranties in the Credit Agreement, including without limitation all of those warranties and representations set forth in Article 9, are true and accurate as of the date hereof. Borrower further reaffirms all covenants in the Credit Agreement, and reaffirm each of the affirmative covenants set forth in Section 10.1, the negative covenants set forth in Section 10.2 and the financial covenants set forth in Section 10.3 thereof, as if fully set forth herein, except to the extent modified by this Sixth Amendment.

         9. Conditions Precedent to Closing of Sixth Amendment. On or prior to the closing of the Sixth Amendment (hereinafter the "Sixth Amendment Closing Date"), each of the following conditions precedent shall have been satisfied:

         (a) Proof of Corporate Authority. Agent shall have received from Borrower copies, certified by a duly authorized officer to be true and complete on and as of the Sixth Amendment Closing Date, of records of all action taken by Borrower to authorize
                  (i) the
                  execution and delivery of this Sixth Amendment and all other certificates, documents and instruments to which it is or is to become a party as contemplated or required by this Sixth Amendment, and (ii) its performance of all of its obligations under each of such documents.

         (b) Documents. Each of the documents to be executed and delivered at the Sixth Amendment Closing and all other certificates, documents and instruments to be executed in connection herewith shall have been duly and properly authorized, executed and delivered by Borrower and shall be in full force and effect on and as of the Sixth Amendment Closing Date.

         (c) Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Agent and each Lender to perform any of its agreements or obligations under any of the Loan Documents, or (ii) for Borrower to perform any of its agreements or obligations under any of the Loan Documents.

         (d) Performance, Etc. Except as set forth herein, Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in each of the Loan Documents. Except as set forth herein, no event shall have occurred on or prior to the Sixth Amendment Closing Date, and no condition shall exist on the Sixth Amendment Closing Date, which constitutes a Default or an Event of Default.

         (e) Changes; None Adverse. Since the date of the most recent balance sheets of Borrower delivered to Agent, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrower which, individually or in the aggregate, are material to Borrower, and Agent shall have completed such review of the status of all current and pending legal issues as Agent shall deem necessary or appropriate.

         10. Miscellaneous. (a) Borrower shall reimburse Agent for all fees and disbursements of legal counsel to Agent which shall have been incurred by Agent in connection with the preparation, negotiation, review, execution and delivery of this Sixth Amendment and the handling of any other matters incidental hereto.

         (b) All of the terms, conditions and provisions of the Agreement not herein modified shall remain in full force and effect. In the event a term, condition or provision of the Agreement conflicts with a term, condition or provision of this Sixth Amendment, the latter shall govern.

         (c) This Sixth Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Ohio.

         (d) This Sixth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         (e) This Sixth Amendment may be executed in several counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement.



      [Remainder of page intentionally left blank. Signature page follows.]

         IN WITNESS WHEREOF, this Sixth Amendment has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written.


                                     BALDWIN PIANO & ORGAN COMPANY, Borrower


                                     By: /s/ Perry H. Schwartz
                                        -------------------------------

                                     Name: Perry H. Schwartz
                                          -----------------------------

                                     Title: Treasurer
                                           ----------------------------



                                     THE FIFTH THIRD BANK, Agent


                                     By: /s/ Robert Ries
                                        -------------------------------

                                     Name: Robert Ries
                                          -----------------------------

                                     Title: Vice President
                                           ----------------------------



                                     THE FIFTH THIRD BANK, Lender


                                     By: /s/ Robert Ries
                                        -------------------------------

                                     Name: Robert Ries
                                          -----------------------------

                                     Title: Vice President
                                           ----------------------------


                                     BANK ONE, INDIANA, N. A., Lender


                                     By: /s/ Andrea Hoskin
                                        -------------------------------

                                     Name: Andrea Hoskin
                                          -----------------------------

                                     Title:
                                           ----------------------------

                                                                       EXHIBIT D

FORM OF FOURTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE(1)


[$20,000,000.00]                                               Cincinnati, Ohio
                                                                 [July __, 1999]

         THIS FOURTH AMENDED AND RESTATED REVOLVING CREDIT NOTE ("Note") is made and entered into as of the date hereof by BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation, (the "Borrower") to the order of [THE FIFTH THIRD BANK/BANK ONE, INDIANA, N.A., formerly known as NBD BANK, N.A.] (hereinafter, together with its permitted successors and assigns, called "Bank").

         This Note has been executed and delivered pursuant to a certain Credit Agreement dated as of October 16, 1997, as amended by First Amendment to Credit Agreement dated October 16, 1997, Second Amendment to Credit Agreement dated as of April, 27, 1998, Third Amendment to Credit Agreement dated as of June 19, 1998, Fourth Amendment to Credit Agreement dated as of September 21, 1998, a Fifth Amendment dated as of January 29, 1999, and a Sixth Amendment dated as of July ___, 1999, by and among Borrower, The Fifth Third Bank, an Ohio banking corporation, as "Agent", and the Banks listed therein (collectively, and as the same may be further amended, modified or restated, the "Credit Agreement"), and is subject to the terms and conditions of the Credit Agreement, including without limitation, acceleration upon the terms provided therein. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless the context hereof requires otherwise.

         Borrower, for value received, promises to pay to the order of Bank, at Agent's Head Office, for the account of Bank in accordance with the Credit Agreement, the principal sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00), subject to the mandatory reductions set forth in Section 3.1 of the Credit Agreement (the "Credit Commitment") or so much thereof as is loaned by Bank pursuant to the provisions hereof and the terms and provisions of the Credit Agreement, together with interest on the unpaid principal amount as defined, determined and adjusted pursuant to the Credit Agreement ("Interest Rate"). Interest shall be due and payable monthly in arrears on the first day of each month. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days. Principal and all remaining accrued interest shall be due and payable on or before October 1, 2000, or as otherwise provided in the Credit Agreement.


--------


         (1) This Fourth Amended and Restated Revolving Promissory Note is issued upon surrender of and in exchange for a Third Amended and Restated Revolving Promissory Note dated January 29, 1999, in the original principal amount of $22,000,000.00 having a maturity date of October 1, 2000. The issuance of this Fourth Amended and Restated Revolving Promissory Note is to reflect the various amendments that have been made to the terms of the Credit Agreement, including but not limited to Lender replacing the Third Amended and Restated Revolving Promissory Note. This Fourth Amended and Restated Revolving Promissory Note shall not be construed as a novation or be construed in any manner as an extinguishment of the obligations arising under the Amended and Restated Revolving Promissory Note, the Second Amended and Restated Revolving Promissory Note, the Third Amended and Restated Revolving Promissory Note, or to affect the priority of the security interest granted in connection with any promissory notes executed pursuant to the Credit Agreement as defined herein.

         This Note is subject to mandatory prepayment upon the terms and conditions set forth in the Credit Agreement. This Note may be prepaid in whole or in part as set forth in the Credit Agreement.

         If this Note is accelerated pursuant to the Credit Agreement or if a Default or an Event of Default with respect to any monetary payment under the Credit Agreement shall have occurred and during the period in which such Default or Event of Default is continuing, the outstanding principal and all accrued interest as well as any other Obligations due Bank or Agent under any Loan Document shall bear interest at three percent (3%) above the Interest Rate.

         Subject to the terms and conditions of the Credit Agreement and until the earlier of October 1, 2000 or the earlier termination of the Credit Agreement in accordance with its terms, Borrower may borrow, repay and reborrow from Bank and Bank hereby agrees to lend and relend to Borrower such amounts not to exceed Bank's Participation Percentage of the Total Credit as the Borrower may from time to time request.

         The Borrower hereby: (i) waives presentment, demand, notice of demand, protest, notice of protest, notice of presentment and notice of nonpayment and any other notice required to be given by law, except as otherwise specifically provided in the Credit Agreement, in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any indorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Agent or Bank or any indulgence shown by Agent or Bank, from time to time and in one or more instances, (without notice to or further assent from Borrower) and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of Agent or Bank shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, or under any indorsement or guaranty of this Note. Subject to the terms of the Credit Agreement, Borrower further agrees to reimburse Agent and Bank for all advances, charges, costs and expenses, including reasonable attorney's fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

         Anything herein to the contrary notwithstanding the obligations of Borrower under this Note, the Credit Agreement or any other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by any Bank would be contrary to the provisions of law applicable to such Bank limiting the maximum rate of interest that may be charged or collected by the Bank. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this

Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then to the extent that any excess remains, all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by Bank to Borrower, it being the intent of the parties hereto that under no circumstances shall Borrower be required to pay any interest in excess of the highest rate permissible under applicable law.

         The provisions of this note shall be governed by and interpreted in accordance with the laws of Ohio.

         The undersigned hereby designates all courts of record sitting in Cincinnati, Ohio and having jurisdiction over the subject matter, state and federal, as forums where any action, suit or proceeding in respect of or arising from or out of this Note, its making, validity or performance, may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation the undersigned consents to the jurisdiction and venue of such courts.

         TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE OBLIGATIONS OF THIS NOTE.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year set forth above.

                                           BALDWIN PIANO & ORGAN COMPANY,
                                           a Delaware corporation


                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------

                       FORM OF BORROWING BASE CERTIFICATE

BALDWIN PIANO & ORGAN COMPANY    Report #                Today's date
                                         ---------------              ----------------------------------------------
                                                                      Accounts Reported as of
                                                                                             -----------------------
                                                                      Inventory Reported as of
                                                                                              ----------------------

--------------------------------------------------------------------------------------------------------------------
I.    ELIGIBLE ACCOUNT AVAILABILITY
--------------------------------------------------------------------------------------------------------------------

      A.     ELIGIBLE ACCOUNT AVAILABILITY

1.           Accounts                                                                 $
                                                                                        ------------
             LESS:

2.           From sales of goods and services > 60 Days
             from date of sale, except Biasco                          -------------

3.           Biasco (other than Biasco Special Account),
             Due > 130 Days from date of sale (3/15/99)                -------------

4.           Biasco Special Account (after 3/1/99)
                                                                       -------------

5.           Contract Electronics unpaid > 90 Days
             and others > 120 days                                     -------------

6.           Entire Account, if 50% or more unpaid > 90 Days
                                                                       -------------

7.           Affiliate Accounts
                                                                       -------------

8.           Consignment Receivables > 120 Days
                                                                       -------------

9.           Conditional
                                                                       -------------

10.          Non U.S./Canada
                                                                       -------------

11.          Non Reps & Warr. (per Section 9.18 of Credit
             Agreement)                                                -------------

12.          Demonstration/Loan
                                                                       -------------

13.          Progress/Barter/Contra
                                                                       -------------

14.          Personal/family/household
                                                                       -------------

15.          Agent Designated Accounts
                                                                       -------------

16.          TOTAL INELIGIBLE  (sum lines 2 through 15)                                (            )
                                                                                        ------------

17.          SUBTOTAL
                                                                                        ------------

18.          LESS: ELIGIBLE ACCOUNT NET AVAILABILITY                                   (            )
             (15% times Line 17, and after 9/30/99, 20% times Line 17)                  ------------

19.          TOTAL ELIGIBLE ACCOUNT AVAILABILITY                                      $
             (Line 17, Less Line 18)                                                    ------------

                                                                                     ------------------
20.          TOTAL CREDIT FOR ELIGIBLE ACCOUNTS                                      |$               |
             (Lesser of Line 19, or $15,000,000)                                     |  ------------  |
                                                                                     ------------------

--------------------------------------------------------------------------------------------------------------------
II.   ELIGIBLE INVENTORY AVAILABILITY
--------------------------------------------------------------------------------------------------------------------

      A.     ELIGIBLE INVENTORY AVAILABILITY

21.          INVENTORY (Wholesale Dealer Cost)

             LESS:

22.          Work in Progress                                         (             )

23.          Spare Parts/Shipping and Packaging Materials             (             )

24.          Defective Inventory                                      (             )

25.          Returned or repossessed                                  (             )

26.          Non U.S./Canada                                          (             )

27.          TOTAL INELIGIBLE INVENTORY:                                               (            )
             (Sum of Lines 22 through 26)

28.          SUBTOTAL

29.          LESS: NET ELIGIBLE INVENTORY                                              (            )
             (25% times Line 28, and after 9/30/99, 35% of Line 28)

30.          TOTAL ELIGIBLE INVENTORY AVAILABILITY
             (Line 28 minus Line 29)
                                                                                     ------------------
31.          TOTAL CREDIT FOR ELIGIBLE INVENTORY                                     |$               |
             (The Lesser of Line 30, or $30,000,000)                                 |  ------------  |
                                                                                     ------------------

--------------------------------------------------------------------------------------------------------------------
III.     ELIGIBLE RAW MATERIALS AVAILABILITY
--------------------------------------------------------------------------------------------------------------------

             The Sum of:

32.          Value of Raw Materials/electronic (Baldwin's Cost)

33.          Times 10%                                               X    .10   =     $

34.          PLUS: The Value of all other Raw Materials
             (Baldwin's Cost)

35.          Times 50%                                               X    .50   =     +

36.          TOTAL
                                                                                        ============

                                                                                     ------------------
37.          Raw Materials Availability                                              |                |
             (Lesser of Line 35 or $5,000,000)                                       |  ------------  |
                                                                                     ------------------

====================================================================================================================
38.          TOTAL BORROWING BASE AVAILABILITY
             (Sum of Lines 20, 31 and 37)                                             $
====================================================================================================================

39.          Lesser of Line 38 and the Total Credit                                  ------------------
             ($40,000,000, $35,000,000 or $30,000,000)                               |                |
             as determined by the Credit Agreement)                                  |  ------------  |
                                                                                     ------------------

40.          LESS: Outstanding Standby Letters of Credit                             ------------------
                                                                                     | (            ) |
                                                                                     |  ------------  |
                                                                                     ------------------

41.          LESS: Outstanding Revolving Credit Balance                              ------------------
                                                                                     | (            ) |
                                                                                     |  ------------  |
                                                                                     ------------------

====================================================================================================================
TOTAL AVAILABILITY TO BORROWERS
(Sum of Lines 39, 40 and 41)                                                          $
====================================================================================================================

         We certify that the foregoing report is true and correct.


                                       BALDWIN PIANO & ORGAN COMPANY

                                       Name:
                                            --------------------------

                                       Title:
                                             -------------------------